Exhibit 23.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated September 25, 2019, in the Amendment No. 1 to the Registration Statement on Form F-1 and related Prospectus of INX Limited., dated September 26, 2019, for the registration of 130,000,000 INX Tokens.

Tel Aviv, Israel

September 26, 2019

/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global